GASTON SNOW & ELY BARTLETT
                               COUNSELLORS AT LAW
                         101 CALIFORNIA ST. SUITE 3000
                        SAN FRANCISCO, CALIFORNIA 94111
                                  415-982-5444


April 9, 1987

Avondale Investment Trust
1105 Holliday
Wichita Falls, Texas 76301

Gentlemen:

We understand that Avondale Investment Trust, a Massachusetts business trust (the Trust), has filed with the Securities and Exchange Commission a Registration Statement on Form N-1A under the Securities Act Of 1933 and the Investment Company Act of 1940. We also understand that pursuant to said Registration Statement, the Trust has elected to register an indefinite number of shares of beneficial interest pursuant to Rule 24f-2 under the Investment Company Act of 1940.

In connection with the registration of such Shares, we have examined the Trust's Agreement and Declaration of Trust, its By-Laws, and the Registration Statement, all as amended, or proposed to be amended, including all exhibits thereto, as well as such other records and documents as we have deemed necessary. Based upon such examination, we are of the opinion that:

        1. The Trust has been duly organized and is validly existing in good standing as a business trust under the laws of the Commonwealth of Massachusetts; and

            2. The shares of beneficial interest in the Trust to be offered to the public have been duly authorized for issuance and will be legally issued, fully paid and nonassessable when said shares have been issued and sold in accordance with the terms and in the manner set forth in the Trust's Registration Statement, as amended.

The opinion in the foregoing paragraph is subject to the possible personal liability of the shareholders of the Trust to the extent they may be deemed partners and liable for the Trust's obligations, as described in the Registration Statement.

We hereby consent to the filing Of this opinion as an exhibit to the Trust's Registration Statement and to the reference of our name in the documents comprising said Registration Statement.


Sincerely yours,

GASTON SNOW & ELY BARTLETT